                                    PC QUOTE, INC.

SUBSCRIPTION CERTIFICATE NO.                                 ____________ RIGHTS
                                                           CUSIP NO. 693236 11 9







    THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE PC QUOTE, INC. PROSPECTUS DATED _____________, 1997 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PC QUOTE, INC., THE SUBSCRIPTION AGENT AND THE INFORMATION AGENT.

    THIS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVER MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 4:30 P.M., CHICAGO TIME, ON DECEMBER 19, 1997 (SUCH DATE, SUBJECT TO EXTENSION AS PROVIDED IN THE PROSPECTUS, IS REFERRED TO IN THIS CERTIFICATE AS THE "EXPIRATION DATE").

    The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; Rights holders are advised to review the Prospectus and instructions (copies of which are available from PC Quote, Inc. and the Subscription Agent) before exercising or selling their Rights.

    IMPORTANT: Complete the appropriate FORM and if applicable, delivery instructions, and SIGN on reverse side.

SUBSCRIPTION PRICE $1.00 PER SHARE                            RIGHTS TO PURCHASE
                                                                 COMMON STOCK OF
                                                                  PC QUOTE, INC.

    The registered owner, or assigns, whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

By:_____________________________________________________________________________
           Jim R. Porter, Chairman of the Board and Chief Executive Officer

By:_____________________________________________________________________________
                             Darlene E. Czaja, Secretary

                    THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE
       AND MAY BE COMBINED OR DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT.

    RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

Delivery:                                      Holder:

    American Securities Transfer & Trust, Inc.
    Attn:     John G. Harmann
    938 Quail Street, Suite 101
    Lakewood, CO  80215

    FORM 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocable exercises one or more Rights evidenced by this Certificate to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in this Prospectus, receipt of which is hereby acknowledged.

    (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege. (One Right equal one shares.)

              ______________X $_____ per share = $______________
              (Number of shares - whole number only)

    (b) Number of shares subscribed for pursuant to the Oversubscription Privilege. (No shares may be subscribed for pursuant to the Oversubscription Privilege unless all of the Rights represented by this Subscription Certificate are fully exercised pursuant to the Basic Subscription Privilege)*

              ______________X $_____ per share = $______________
              (Number of shares - whole number only)

    (c) Total Subscription Price. (Add far right columns in a and b.) $______________

METHOD OF PAYMENT (CHECK ONE)

    ____      CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO ______________.

    ____ WIRE TRANSFER DIRECTLY TO UNION BANK & TRUST, ACCOUNT NO. 85-02961, ABA NO. 102000908.

        (d) If the number of Rights being exercised pursuant to the Basic Subscription Privilege is less than all of the Rights represented by this Subscription Certificate (check only one):

    ____ DELIVER TO ME A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS TO WHICH I AM ENTITLED.
    ____ DELIVER A NEW SUBSCRIPTION CERTIFICATE EVIDENCING THE REMAINING RIGHTS IN ACCORDANCE WITH MY FORM 2 INSTRUCTIONS (please include any required signature guarantees).
    ____ CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):_________________________________________________

Window Ticket Number (if any)___________________________________________________

Date of Execution of Notice of Guaranteed Delivery______________________________

Name of Institution which guaranteed delivery___________________________________

FORM 2


_____ CHECK HERE TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS EVIDENCED HEREBY OR TO EXERCISE OF SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received,______ Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Taxpayer Identification No. of transferee in full:

Name____________________________________________________________________________

Address_________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Taxpayer Identification No.**___________________________________________________

________________________________________________________________________________
                        Signature of Subscriber/Transferor***

*The number of Underlying Shares available to Holders pursuant to the Oversubscription Privilege may be limited in the Prospectus. If the number of Underlying Shares subscribed for exceeds the number of shares actually tendered to the subscriber, the portion of the Subscription Price tendered corresponding to those excess shares shall be returned to the subscriber, without interest, as soon as practicable after the Expiration Date.

**Social Security Number of individuals.

***For a Transfer, A Signature Guarantee must be provided by an Eligible Guarantor Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.

                       INSTRUCTIONS AS TO USE OF PC QUOTE, INC.
                              SUBSCRIPTION CERTIFICATES

                                   ----------------

CONSULT PC QUOTE, INC., THE INFORMATION AGENT, THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS

    The following instructions relate to a rights offering (the "Rights Offering") by PC Quote, Inc., a Delaware corporation (the "Company"), to the holders of its Common Stock, $.001 par value per share (the "Common Stock"), as described in the Company's Prospectus dated _________, 1997, as such prospectus may be amended and/or updated prior to the Expiration Date (as defined below; such Prospectus, as so amended and/or updated, being the "Prospectus"). Holders of record of Common Stock at the close of business on November 21, 1997 (the "Record Date"), are receiving one transferable subscription right (collectively, the "Rights") for each share of Common Stock held by them of record on the Record Date. An aggregate of approximately 7,402,246 Rights exercisable to purchase an aggregate of 7,402,246 shares of Common Stock (the "Underlying Shares") are being distributed in connection with the Rights Offering. Each Right entitles its holder (a "Holder") to purchase one share of Common Stock (the "Basic Subscription Privilege") at $1.00 per share (the "Subscription Price").

    In addition, subject to the allocation described below, each Right entitles its Holder to subscribe at the Subscription Price for Underlying Shares after satisfaction of all subscriptions made pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"; collectively, with the Basic Subscription Privilege, the "Subscription Privileges"), provided that all of the Rights of such Holder have been fully exercised with respect to such Holder's Basic Subscription Privilege. American Securities Transfer & Trust, Inc., as subscription agent (the "Subscription Agent"), will endeavor to use their best efforts to ensure that Holders fully exercise their Basic Subscription Privileges before subscribing for and acquiring Underlying Shares pursuant to their Oversubscription Privileges, but such compliance cannot be guaranteed. Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). If the Excess Shares so available are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata among the Holders who exercise the Oversubscription Privilege in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares they have subscribed for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Holder being allocated a greater number of Excess Shares than such Holder subscribed for pursuant to the exercise of such Holder's Oversubscription Privilege, then such Holder will be allocated only such number of Excess Shares as such Holder subscribed for and the remaining Excess Shares will be allocated among all other Holders exercising their Oversubscription Privileges. See "The Rights Offering" in the Prospectus.

    The Rights will expire at 4:30 p.m., Chicago time, on December 19, 1997, subject to extension as described in the Prospectus (the "Expiration Date").

    The number of Rights to which you are entitled is printed on the face of your subscription certificate (the "Subscription Certificate"). You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your subscription certificate and returning the certificate to the Subscription Agent in the envelope provided.

    YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 4:30 P.M., CHICAGO TIME, ON THE EXPIRATION DATE (EXCEPT IN THE CASE OF AN APPROVED PAYMENT METHOD). YOU MAY NOT REVOKE ANY EXERCISE OR A RIGHT.

1.  SUBSCRIPTION PRIVILEGES; EXERCISE.

    To exercise Rights, complete Form 1 and send your properly completed and executed subscription certificate, together with payment in full of the Subscription Price for all Underlying Shares subscribed for pursuant to the Subscription Privileges, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of Underlying Shares being subscribed for by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Securities Transfer & Trust, Inc., as Subscription Agent; by wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Union Bank & Trust, Account No. 85-02961; ABA No. 102000908; or in such other manner as the Company may approve in writing in the case of persons acquiring Underlying Shares at an aggregate Subscription Price of $500,000 or more; provided that, in the case of clause (c), in any event, the full amount of such Subscription Price is received by the Subscription Agent in currently available funds by no later than the fifth (5th) American Stock Exchange trading day following the Expiration Date (the payment method under (c) being an "Approved Payment Method"). Payment of the Subscription Price will be deemed to have been received by the Subscription Agent only upon the clearance of any uncertified check, the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, the receipt of good funds in the Subscription Agent's account designated above or (iv) receipt of funds by the Subscription Agent through an Approved Payment Method. If paying by uncertified personal check, please note that the funds paid thereby may take at least five (5) business days to clear. Accordingly, Holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clear by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the subscription certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form attached to these instructions (the "Notice of Guaranteed Delivery") from an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Act of 1934, to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege, the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription certificates within five (5) American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificates must be received by the Subscription Agent within five (5) American Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent or Information Agent at the address, or by calling the telephone number, indicated below.

    If more Underlying Shares are subscribed for pursuant to the Oversubscription Privileges than are available for sale, Underlying Shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to such persons' exercise of Rights pursuant to the Basic Subscription Privilege.

    The address, telephone and telecopier numbers of the Information Agent and Subscription Agent are as follows:

              American Securities Transfer & Trust, Inc.
              Attn:  John G. Harmann
              938 Quail Street, Suite 101
              Lakewood, CO  80215
              Telephone:  (303)  234-5300
              Telecopier:  (303)  234-5340

    If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent will issue to you a new subscription certificate evidencing the unexercised Rights. However, if you choose to have a new subscription certificate sent to you, you may not receive any such new subscription certificate in sufficient time to permit you to sell or exercise the Rights evidenced thereby.

    If the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege is not specified, you will be deemed to have exercised such Basic Subscription Privilege with respect to the maximum whole number of Shares that may be acquired for the Subscription

Price payment delivered after allowances for the Subscription Price of any specified Underlying Shares. If the number of Underlying Shares being subscribed for is not specified, or full payment of the Subscription Price for the indicated number of Rights that are being exercised is not forwarded or if the payment delivered exceeds the required Subscription Price, the payment will be applied, until depleted, to subscribe for Underlying Shares in the following order: 1) to subscribe for the number of Underlying Shares indicated, if any, pursuant to the Basic Subscription Privilege; 2) to subscribe for Underlying Shares until the Basic Subscription Privilege has been fully exercised with respect to all of the Rights represented by your Subscription Certificate; and
3) to subscribe for additional Underlying Shares pursuant to the Oversubscription Privilege (subject to any applicable proration) .

2.  DELIVERY OF STOCK CERTIFICATES, ETC.

    The following deliveries and payments will be made to the address shown on the face of your subscription certificate.

         (A) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Holder who validly exercises the Basic Subscription Privilege certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

         (B) OVERSUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Holder who validly exercises the Oversubscription Privilege a certificate representing the number of shares of Common Stock allocated to such Holder pursuant to the Oversubscription Privilege.

         (C) CASH PAYMENTS. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Holder who exercises the Oversubscription Privilege, without interest, any excess funds received in payment of the Subscription Price for Underlying Shares that are subscribed for by such Holder but not allocated to such Holder pursuant to the Oversubscription Privilege.

3.  SALE OR TRANSFER OF RIGHTS.

    The Basic Subscription Privilege and the Oversubscription Privilege are only transferable together, and any transfer of Rights will be deemed a transfer of both the Basic Subscription Privilege and the Oversubscription Privilege related thereto. A portion of the Rights evidenced by a single Subscription Certificate may be transferred only in units to purchase whole shares and Subscription Certificates may only be divided into units to purchase whole shares.

         (A) SALE OF RIGHTS THROUGH A BANK OR BROKER. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker and have your signature guaranteed by an Eligible Institution.

    Your subscription certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Your bank or broker cannot issue subscription certificates. If you wish to sell less than all of the Rights evidenced by a subscription certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

         (B) TRANSFER OF RIGHTS TO A DESIGNATED TRANSFEREE. To transfer all of your Rights evidenced by your subscription certificate to a transferee other than a bank or broker, you must check the box for Form 2 and complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Only the Subscription Agent can issue subscription certificates. If you wish to transfer less than all of the Rights evidence by your subscription certificates of appropriate smaller denominations by following the instructions in paragraph 4 below. The subscription certificate the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

4.  TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS.

    To have a subscription certificate divided into smaller denominations, you must send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into units to purchase fractional shares and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the Holder to complete a sale or exercise by the Expiration Date. Neither the company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5.  EXECUTION.

         (A) EXECUTION BY REGISTERED HOLDER. The signature on the subscription certificate must correspond with the name of the registered Holder exactly as it appears on the face of the subscription certificate without any alteration or change whatsoever. Persons who sign the subscription certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must certify to the Subscription Agent and the Company as to their authority to so act.

         (B) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the subscription certificate is executed by a person other than the Holder named on the face of the subscription certificate, proper evidence of authority of the person executing the subscription certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

         (C) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified 3(b) above, to a transferee including a bank or broker.

6.  METHOD OF DELIVERY.

    The method of delivery of subscription certificates and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed by ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 4:30 p.m., Chicago time, on the Expiration Date.

7. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

    In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), the exercise of the Subscription Privileges may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights"), from the DTC account of such Holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privileges.

                            NOTICE OF GUARANTEED DELIVERY

                                         FOR

                              SUBSCRIPTION CERTIFICATES

                                      ISSUED BY

                                    PC QUOTE, INC.

    This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _______, 1997 (the "Prospectus"), of PC Quote, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "subscription certificate(s)") to the Subscription Agent listed below (the "Subscription Agent"), at or prior to 4:30 p.m. Chicago time, on December 19, 1997 (such date, subject to extension as provided in the Prospectus, is referred to as the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $1.00 per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by Subscription Agent in the manner specified in the Prospectus at or prior to 4:30 p.m. Chicago time, on the Expiration Date, even if the subscription certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

    The Subscription Agent is:

              American Securities Transfer & Trust, Inc.
              Attn:  John G. Harmann
              938 Quail Street, Suite 101
              Lakewood, CO  80215
              Telephone:  (303)  234-5300
              Telecopier:  (303)  234-5340

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    The undersigned hereby represents that he, she or it is the holder of subscription certificate(s) representing Rights and that such subscription certificate(s) cannot be delivered to the Subscription Agent at or before 4:30 p.m., Chicago time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to irrevocably exercise one or more Rights evidenced by the subscripting certificate to subscribe for shares of Common Stock as indicated below.

(a) Number of shares subscribed for pursuant     x $1.00 per share = $________
    to the Basic Subscription Privilege.         (Number of shares - whole
    (One Right equals one share.)                number only)

(b) Number of shares subscribed for pursuant     x $1.00 per share = $________
    to the Oversubscription Privilege.  (No      (Number of shares - whole
    shares may be subscribed for pursuant to     number only)
    the Oversubscription Privilege unless all of the Rights represented by this Subscription Certificate are fully exercised pursuant to the Basic
    Subscription Privilege.)

(c) Total Subscription Price. (Add far right                         $________
    columns in (a) and (b).)

    The undersigned understands that payment in full of the Subscription Price, as computed above, of $1.00 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 4:30 p.m. Chicago time on the Expiration Date and represents that such payment either (check or appropriate box):

[_] is being delivered to the Subscription Agent herewith

                                          or

[_] has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[_] wire transfer of funds

    name of transferor institution _________________________________________

    date of transfer _______________________________________________________
    confirmation number (if available) _____________________________________

[_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[_] certified check

[_] bank draft (cashier's check)

[_] money order

    name of maker __________________________________________________________

    date of check, draft or money order ____________________________________

    check, draft or money order number _____________________________________

    bank on which check is drawn or issuer of money order __________________

Signature(s) ________________________ Address _______________________________

_____________________________________   _____________________________________

Name(s) _____________________________   _____________________________________

_____________________________________   Area Code and Tel. No(s). ___________
PLEASE TYPE OR PRINT

Subscription Certificate No(s). (if Available) ______________________________

                                GUARANTEE OF DELIVERY

          (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


    The undersigned, an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five (5) American Stock Exchange trading days after the date hereof.


                                                    Dated:
___________________________________                       _____________________

___________________________________                 ___________________________
                                                           (NAME OF FIRM)


___________________________________
           (ADDRESS)
                                                    ___________________________

___________________________________                 (AUTHORIZED SIGNATURE)
(AREA CODE AND TELEPHONE NUMBER)

    The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.